Exhibit 10.17

                   AMENDMENT NO.  1 TO TRUST DOCUMENT

This Amendment No. 1 to the Trust Agreement made as of the 31st day of January, 1995 by and between Tellabs Operations, Inc., a Delaware corporation and Harris Trust and Savings Bank ("Trust Agreement") is made retroactively to have effect as of the 31st day of January 1995 ("Amendment No. 1") to amend Section 2(b) of the Trust Agreement (to correct a drafting error in the original document), as follows:

"(b) The Company shall contribute to the Trust with respect to any applicable calendar year an amount equal to the amounts credited to the Accounts (as such term is defined in the Plan and as hereinafter referred to the "Accounts") of the Participants due to the deferrals made by the Participants during a calendar year; provided, such contributions shall not be required if the assets of the Trust are sufficient to pay each Participant or beneficiary the benefits to which Participants or beneficiaries would be entitled pursuant to the terms of the Plan as of the end of such calendar year. In addition to the above contributions and any contributions required by Sections 2(c) or 2(d) below, the Company, in its sole discretion, may at any time, or from time to time, make contributions of cash or other property in trust with the Trustee to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Participant or beneficiary shall have any right to compel the Company to make any contributions, except as otherwise provided in this Trust Agreement. At the time of each contribution, the Company shall certify to the Trustee the amount of the contribution being made with respect to the Accounts of each Participant and the Trustee shall allocate the amounts accordingly."

Except as amended by this Amendment No. 1, the terms and conditions of the Trust Agreement shall remain in full force and effect. Any capitalized terms used herein that are not otherwise defined shall have the meaning set forth in the Trust Agreement.

IN WITNESS WHEREOF, the Company and the Trustee have executed this Amendment No. 1 as of the date first above written.

TELLABS OPERATIONS, INC.              HARRIS TRUST AND SAVINGS BANK

By: /s/ Brian J. Jackman              By: /s/ Thaddeus S. Plis

Name: Brian J. Jackman                Name: Thaddeus S. Plis

Title: President                      Title: Vice President